                                                                                          THE CINCINNATI GAS & ELECTRIC COMPANY
                                                                                                CONSOLIDATING BALANCE SHEET
                                                                                                     DECEMBER 31, 2000

                                                                                                   (dollars in thousands)

                                                                     The Union Light,                          The West                                                                                        Consolidated
                                               The Cincinnati Gas &   Heat and         Lawrenceburg        Harrison Gas and         Miami           Tri-State             KO                               The Cincinnati Gas
                                                Electric Company      Power Company      Gas Company        Electric Company      Power Corp.      Improvement Co.   Transmission Co.     Eliminations       & Electric Company
                                                  ------------          -----------   -----------------      -------------      --------------    --------------    --------------       ------------     ------------------
LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable                                   $516,198              $24,249          $2,490                 $-                 $-                    $-             $69                    $-            $543,006
  Accounts payable to affiliated companies             21,714               20,192             381                 62                  1                 1,109             534               (20,066)             23,927
  Accrued taxes                                       158,518               (5,760)           (166)                14                 (1)                  109              36                     -             152,750
  Accrued interest                                     16,381                1,215              48                  1                  -                     -               -                     -              17,645
  Notes payable and other short-term obligations      264,000                    -               -                  -                  -                     -               -                     -             264,000
  Notes payable to affiliated companies               150,680               29,403           1,793                  -                  -                     -               -               (18,398)            163,478
  Long-term debt due within one year                        -                    -           1,200                  -                  -                     -               -                     -               1,200
  Energy risk management current liabilities          717,902                    -               -                  -                  -                     -               -                     -             717,902
  Other                                                25,333               11,669             598                  3                  -                     -               -                     -              37,603
                                                   ------------          -----------      -----------         -------------       --------------     --------------   --------------   -----------------     -------------
                                                    1,870,726               80,968           6,344                 80                  -                 1,218             639               (38,464)          1,921,511
NON-CURRENT LIABILITIES
  Long-term debt                                    1,130,472               74,589               -                  -                  -                38,574               -               (38,574)          1,205,061
  Deferred income taxes                               694,094               35,822           1,615                 61                (34)                4,395            (154)                    -             735,799
  Unamortized investment tax credits                   94,755                3,684             176                  9                  -                     -               -                     -              98,624
  Accrued pension and other postretirement
     benefit costs                                    151,344               13,041             516                  -                  -                     -               -                     -             164,901
  Amounts due to customers - income taxes                                    7,439             261                  6                 36                     -               -                     -               7,742
  Energy risk management non-current liabilities       26,337                    -               -                  -                  -                     -               -                     -              26,337
  Other                                               105,371                6,016            (717)                 9                  -                     -               -                     -             110,679
                                                  ------------          -----------      ------------        -------------       --------------      --------------   --------------   -----------------    -------------
                                                    2,202,373              140,591           1,851                 85                  2                42,969            (154)              (38,574)          2,349,143

          Total Liabilities                         4,073,099              221,559           8,195                165                  2                44,187             485               (77,038)          4,270,654

CUMULATIVE PREFERRED STOCK
  Not subject to mandatory redemption                  20,486                    -               -                  -                  -                     -               -                     -              20,486

COMMON STOCK EQUITY
  Common stock - $8.50 par value; authorized
    shares - 120,000,000; outstanding shares -
     89,663,086                                       762,136                    -               -                  -                  -                     -               -                     -             762,136
  Common stock of subsidiaries                              -                8,780             538                 20                  1                    25               -                (9,364)                  -
  Paid-in capital                                     565,777               20,305              64                 17                  4                    27             537               (20,954)            565,777
  Retained earnings (deficit)                         368,911              118,103           6,726                342                  7                 2,323             173              (127,674)            368,911
  Accumulated other comprehensive income (loss)          (994)                   -               -                  -                  -                     -               -                     -                (994)
                                                  ------------          -----------      -----------        -------------        --------------      --------------    --------------   -----------------     -------------
    Total common stock equity                       1,695,830              147,188           7,328                379                 12                 2,375             710              (157,992)          1,695,830

                                                   $5,789,415             $368,747         $15,523               $544                $14               $46,562          $1,195             $(235,030)         $5,986,970